UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2021 (February 2, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On February 2, 2021, pursuant to a securities purchase agreement with two investors, Nxt-ID, Inc., a Delaware corporation (the “Company”), closed: (a) a registered direct offering (the “Registered Direct Offering”) of (i) 1,476,016 shares of Series E Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series E Preferred Stock”) convertible into an aggregate of up to 2,952,032 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that are issuable from time to time upon conversion of such shares of Series E Preferred Stock (the “Conversion Shares”) and (ii) warrants, with a term of five (5) years and exercisable immediately upon issuance, to purchase an aggregate of up to 1,000,000 shares of Common Stock (the “Registered Warrant Shares”) at an exercise price of $1.23 per share, subject to customary adjustments thereunder (the “Registered Warrants”); and (b) a concurrent private placement (the “Private Placement” and with the Registered Direct Offering, the “Offering”) of warrants, with a term of five (5) years and exercisable immediately upon issuance, to purchase an aggregate of up to 1,952,032 shares of Common Stock (the “Unregistered Warrant Shares”) at an exercise price of $1.23 per share, subject to customary adjustments thereunder (the “Unregistered Warrants”). The Company received gross proceeds of approximately $4,000,000, before deducting offering expenses, and intends to use the net proceeds from the Offering for working capital and liability reduction purposes.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 1, 2021 with the U.S. Securities and Exchange Commission (the “SEC”), the shares of Series E Preferred Stock, the Conversion Shares, the Registered Warrants and the Registered Warrant Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-228624), which was initially filed with the SEC on November 30, 2018, and was declared effective on December 12, 2018 (the “Registration Statement”), and the related base prospectus included in the Registration Statement. The Company filed the prospectus supplement for the Registered Direct Offering with the SEC on February 1, 2021. The Unregistered Warrants and the Unregistered Warrant Shares were sold pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Concurrent with the closing of the Offering, one of the investors submitted a notice of conversion to the Company requesting the conversion of all 738,008 shares of its Series E Preferred Stock and was issued 1,476,016 shares of Common Stock in connection with such conversion.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer